Phoenix Aerospace, Inc.
2201 Lockheed Way
Carson City, Nevada 89706

December 12, 2006

Mr. Erik A. Kudlis
67 Maple Street
Jewett City, CT 06351

Re: Debt Conversion Agreement

Dear Erik:

Reference is made to promissory note dated September 1, 2005 issued by Phoenix Aerospace, Inc. (the “Company”) to you, a copy of which is attached to this letter agreement as Exhibit A.

This letter agreement confirms our recent discussions during which you were informed that the Company contemplates becoming a wholly owned subsidiary of Phoenix International Ventures, Inc., a Nevada corporation, and our mutual desire that the Company’s debt to you be converted under certain conditions into common stock of Phoenix International Ventures, Inc. As a part of this transaction, Zahir Teja will continue to serve as the President and CEO of the Company and will also serve as President and CEO of Phoenix International Ventures, Inc.

1.
The Debt. As of the date hereof, the aggregate amount of the outstanding principal amount, accrued but unpaid interest, and all other amounts due and payable under the Note is: $75,000 (collectively the “Debt”). Aside from the Debt, the Company is not otherwise indebted to you.

2.
Agreement to Convert Note into Common Stock. Upon the terms and subject to the conditions hereinafter set forth, you hereby agree to accept in full satisfaction of the Debt the right to receive such number of shares of the Company that equals 150,000 shares of Phoenix International Ventures, Inc. common stock, par value $.001 per share (collectively, the “Securities”). To this end, simultaneous with the execution and delivery of this letter agreement, you hereby tender the Note, marked “cancelled”. The Company will cause Phoenix International Ventures, Inc. (“PIV”) to issue certificate(s) representing the Securities promptly after the closing of the anticipated acquisition of all the outstanding capital stock of the Company by PIV (the “PIV Acquisition”).

3.
Representations and Warranties. You represent and warrant to the Company as follows, which representations and warranties shall survive the execution and delivery of this letter agreement and the consummation of the transactions contemplated hereby:

(a)
In making the decision to invest in the Securities, you have discussed with your counsel the representations, warranties and agreements which you are making in this letter agreement, the applicable limitations upon the resale of the Securities, and the investment, tax and legal consequences of this investment. You disclaim reliance on any statements made or information provided by any person or entity in the course of your consideration of an investment in the Securities.

(b)	You understand that no federal or state agency has made any finding or determination regarding the fairness of this investment or any recommendation or endorsement of this investment.

(c)
You are purchasing the Securities for your own account, with the intention of holding the Securities for investment purposes, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities; and shall not make any sale, transfer or other disposition of the Securities without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available under those laws. You are not acquiring any portion of the Securities or any interest therein, on behalf of another person. No person other than you has any direct or indirect beneficial interest in the Securities purchased hereunder by you.

(d)
Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth, and your investment in the Securities will not cause such overall commitment to become excessive.

(e)	You have adequate means of providing for your current needs and personal and family contingencies and have no need for liquidity in your investment in the Securities.

(f)
You are an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act. You are financially able to bear the economic risk of this investment, including the ability to afford holding the Securities for an indefinite period or to afford a complete loss of this investment.

(g)	The address set forth above is your principal residence.

(h)
You have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of an investment in the Securities. You acknowledge that this letter agreement does not contain all information that is necessary to make an investment decision with respect to the Company and the Securities and that you must rely on your own examination of the Company and the terms and conditions of this investment prior to making any investment decision with respect to the Securities.

(i)
You have been given the opportunity to ask questions of and receive answers from the Company and its executive officers concerning the business and operations of the Company and the terms, provisions, and conditions of this investment and to obtain any such additional information that you deem necessary or advisable in order to evaluate an investment in the Company; and you have availed yourself of such opportunity to the extent considered appropriate in order to evaluate the merits and risks of the proposed investment.

(j)	You have made an independent evaluation of the merits of this investment and acknowledge the high risk nature of the investment.

(k)
You understand that none of the Securities have been registered under the 1933 Act or any state securities laws in reliance on exemptions for private offerings; the Securities cannot be resold or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from registration is available. The certificate(s) representing the Securities will bear a legend substantially similar to the legend set forth immediately below until (1) such Securities shall have been registered under the 1933 Act and effectively disposed of in accordance with a registration statement, or (2) in the opinion of counsel reasonably satisfactory to the Company such securities may be sold without registration under the 1933 Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE 1933 ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT BUT ONLY UPON A HOLDER THEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE 1933 ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAWS."

(l)	You understand that in the absence of registration by the Company, the Securities will not be, and, except as set forth below, you will have no rights to require that the Securities shall be, registered under the 1933 Act or any state securities laws; you may have to hold the Securities indefinitely and it may not be possible for you to liquidate your investment in the Company; and you should not purchase any Securities unless you can afford a complete loss of your investment and bear the burden of such loss for an indefinite period of time.

(4)	Registration Rights.

(a)
At any time after the date hereof, in the event that the Company shall determine to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed initial public offer and sale of any of its Shares by it or by any of its security holders (other than a registration statement on Form S-4, S-8 or other successor or comparable forms), the Company, on one occasion only, will give written notice of its determination (the “Piggyback Notice”) to you at least forty-five (45) days prior to filing such registration statement. Upon your written request within thirty (30) days after the giving of the Piggyback Notice, the Company will cause such Securities to be included in such registration statement, all to the extent required to permit the sale or other disposition by you of the Securities to be so registered; provided, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such Company initiated registration. If any registration pursuant to this Section 4 shall be underwritten in whole or in part, the Company may require that the Securities requested for inclusion pursuant to this Section 4 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter(s). In the event that in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Securities originally covered by a request for registration pursuant to this Section 4 would materially and adversely affect the successful marketing of the securities offered by the Company through a managing underwriter, the number of Securities otherwise to be included in the underwritten public offering may be reduced as required by the managing underwriter, the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders.

(b)	All fees, costs and expenses of and incidental to the registration of the Securities, shall be borne by the Company; provided, however, that you shall bear your share of the underwriting discount, if any, and commissions and transfer taxes, and any professional fees or costs of accounting, financial or legal advisors engaged by you.

(c)	You agree to execute any lock-up agreement signed by the Company’s executive officers in connection with the registration statement.

(5)
Put. If the registration statement relative to the Securities has not been declared effective within 12 months of the date of this letter agreement, then you may, on 30 days’ notice to the Company, require the Company to repurchase the Securities for a purchase price of $75,000.

6. Miscellaneous.

(a)	This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

(b)	No provision of this letter agreement may be amended, modified, or waived, except in writing and signed by the party against whom enforcement is sought.

(c)
This letter agreement shall be governed by, and construed in accordance with, the law of the State of Nevada applicable to agreements made and to be performed wholly therein. Any proceeding with respect to the construction or enforcement of this letter agreement shall be brought in a state or federal court located in the Carson City or Las Vegas, Nevada.

This letter agreement may be executed in counterparts.

Sincerely,
Phoenix Aerospace, Inc.

By: /s/ Zahir Teja_____________
Zahir Teja, President
Read, accepted and agreed to:
 /s/ Erik A. Kudlis_______________
  Erik A. Kudlis